UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

(Amendment No.      )

Check the appropriate box:

[ ]	Preliminary information statement.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

[X]	Definitive information statement.

EMPOWER FUNDS, INC.

(Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Regarding the Empower High Yield Bond Fund

This notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Empower High Yield Bond Fund (the “Fund”). We encourage you to access and review all the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Empower Capital Management, LLC (“ECM”) is the investment adviser to Empower Funds, Inc. (“Empower Funds”), including the Fund. ECM provides investment advisory, fund operations and accounting services to the Fund. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage investments of the Fund.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission. The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

Putnam Investment Management, LLC (“Putnam”) has served as the sub-adviser of the Fund since August 3, 2009, pursuant to a sub-advisory agreement (the “Previous Sub-Advisory Agreement”) between Empower Funds, ECM and Putnam. On January 1, 2024, Putnam was acquired by Franklin Resources, Inc. and underwent a “change of control,” as defined by the Investment Company Act of 1940, as amended (“1940 Act”), resulting in an “assignment” and termination of the Previous Sub-Advisory Agreement under the 1940 Act. At a meeting held on October 5-6, 2023, the Board, including the directors who are not “interested persons” of Empower Funds or ECM, as defined in the 1940 Act, unanimously approved a new sub-advisory agreement between Empower Funds, ECM and Putnam (the “New Sub-Advisory Agreement”), which became effective on January 1, 2024, and is the same in all substantive respects as the Previous Sub-Advisory Agreement. There is no change to the sub-advisory fees paid by ECM to Putnam.

Please refer to the Information Statement for additional information. It describes the Fund’s investment management structure, the New Sub-Advisory Agreement, background information about Putnam, factors that the Board considered in approving the New Sub-Advisory Agreement and other important information.

We will mail this Important Notice of Internet Availability of Information Statement on or about March 22, 2024. The Information Statement will be available online at www.empower.com/investments/empower-funds/fund-documents until June 20, 2024. You may also obtain a paper or email copy of the Information Statement, without charge, by calling (866) 831-7129. If you have any questions about this Notice of Internet Availability of Information Statement, please contact your financial adviser (if applicable) or contact the Fund at the phone number provided above.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

EMPOWER FUNDS, INC.

Empower High Yield Bond Fund

Executive Offices & Mailing Address:	8515 East Orchard Road
Greenwood Village, Colorado 80111

INFORMATION STATEMENT

The purpose of this Information Statement is to notify shareholders of the Empower High Yield Bond Fund (the “Fund”), a series of Empower Funds, Inc. (“Empower Funds”), of the approval of a new sub-advisory agreement with Putnam Investment Management, LLC (“Putnam”) due to a change in control of Putnam.

Empower Capital Management, LLC (“ECM”), a Colorado limited liability company located at 8515 East Orchard Road, Greenwood Village, Colorado 80111, is the investment adviser to Empower Funds, including the Fund. ECM provides investment advisory, fund operations and accounting services to the Fund. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage investments of the Fund.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission (“SEC”). The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. The Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

Putnam Investment Management, LLC (“Putnam”) has served as the sub-adviser of the Fund since August 3, 2009, pursuant to a sub-advisory agreement (the “Previous Sub-Advisory Agreement”) between Empower Funds, ECM, and Putnam. On January 1, 2024, Putnam was acquired by Franklin Resources, Inc. (“Franklin”) and underwent a “change of control,” as defined by the Investment Company Act of 1940, as amended (“1940 Act”), resulting in an “assignment” and termination of the Previous Sub-Advisory Agreement under the 1940 Act. At a meeting held on October 5-6, 2023, the Board, including the directors who are not “interested persons” of Empower Funds or ECM (“Independent Directors”), as defined in the 1940 Act, unanimously approved a new sub-advisory agreement between Empower Funds, ECM and Putnam (the “New Sub-Advisory Agreement”), which became effective on January 1, 2024, and is the same in all substantive respects as the Previous Sub-Advisory Agreement. There is no change to the sub-advisory fees paid by ECM to Putnam.

Instead of delivering a paper copy of this Information Statement, Empower Funds has made it available online at www.empower.com/investments/empower-funds/fund-documents until June 20, 2024. A paper or email copy of this Information Statement may be obtained, without charge, by calling (866) 831-7129. If you have any questions about this Information Statement, please contact your financial adviser (if applicable) or contact the Fund at the phone number provided above.

Please read this Information Statement carefully because it contains important information.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Prior to the acquisition of Putnam by Franklin, Putnam had been serving as the sub-adviser of the Fund pursuant to the Previous Sub-Advisory Agreement. The Previous Sub-Advisory Agreement contemplated Putnam was responsible for the investment and reinvestment of the Fund’s assets and for making decisions to buy, sell or hold any particular security with respect to the Fund. In approving the continued services of Putnam under its new ownership, ECM considered various criteria in connection with the change of control including: (1) the nature, extent and quality of services to be provided; (2) investment performance; (3) profitability and other benefits to Putnam; (4) economies of scale; and (5) other information such as Putnam’s compliance manual, code of ethics, Form ADV and the investment team’s biographies. Upon completion of the review process, ECM recommended to the Board approval of Putnam, under its new ownership structure, as the sub-adviser of the Fund.

THE ECM INVESTMENT ADVISORY AGREEMENT

ECM is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). ECM is a wholly-owned subsidiary of Empower Services Holdings US, LLC. Empower Services Holdings US, LLC is a wholly-owned subsidiary of Empower Annuity Insurance Company of America (“Empower of America”), which is a wholly-owned subsidiary of Empower Holdings, LLC, a Delaware holding company. Empower Holdings, LLC is an indirectly owned subsidiary of Great-West Lifeco Inc., which is a Canadian financial services holding company with operations in Canada, the U.S. and Europe, and is a member of the Power Financial Corporation group of companies. Power Financial Corporation is a wholly-owned subsidiary of Power Corporation of Canada, a Canadian holding and management company. The Desmarais Family Residuary Trust, a trust established pursuant to the Last Will and Testament of the Honourable Paul G. Desmarais, directly and indirectly controls a majority of the voting shares of Power Corporation of Canada.

Pursuant to an Amended and Restated Investment Advisory Agreement, as amended (the “ECM Investment Advisory Agreement”) between Empower Funds and ECM, ECM acts as investment adviser and, subject to the supervision of the Board, directs the investments of the Fund in accordance with its investment objectives, policies and limitations.

ECM has also contracted to perform, or supervise the performance of, Empower Funds’ fund operations and accounting services in connection with the management of Empower Funds, including the Fund, and all financial reporting for Empower Funds. These services include: coordinating all matters relating to the functions of the custodian, transfer agent, accountants, attorneys, and other parties performing services or operational functions for Empower Funds; providing such administrative and clerical functions as are necessary to provide effective administration of Empower Funds, including services in connection with production and filing of certain reports and maintenance of certain books and records of Empower Funds; and providing Empower Funds with adequate office space and related services necessary for its operations.

The ECM Investment Advisory Agreement became effective on May 1, 2017, and was most recently renewed by the Board (including a majority of the Independent Directors) on April 20, 2023, in connection with the Board’s annual review and continuance of the agreement. As approved, the ECM Investment Advisory Agreement will remain in effect with respect to the Fund until April 30, 2024, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors or by vote of a majority of the outstanding shares of the Fund. Any material amendment to the ECM Investment Advisory Agreement will only become effective with respect to the Fund upon (1) approval by the Board, or by the vote of a majority of the outstanding voting securities of the Fund; and (2) a majority of those directors who are not parties to the ECM Investment Advisory Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval. The ECM Investment Advisory Agreement is not assignable and may be terminated without penalty with respect to the Fund either by the Board or by vote of a majority of the outstanding voting securities of the Fund or by ECM, each on 60 days’ notice to the other party.

For services provided under the ECM Investment Advisory Agreement with respect to the Fund, the Fund pays ECM a management fee of 0.60% of the average daily net assets on assets up to $1 billion; 0.55% of the average daily net assets on assets over $1 billion; and 0.50% of the average daily net assets on assets over $2 billion.

During the fiscal year ended December 31, 2023, the Fund paid ECM $2,554,488 for its services to the Fund.

THE NEW SUB-ADVISORY AGREEMENT

The New Sub-Advisory Agreement between ECM, Empower Funds on behalf of the Fund, and Putnam became effective on January 1, 2024. The New Sub-Advisory Agreement was unanimously approved by the Board (including the Independent Directors) at a meeting held on October 5-6, 2023. As approved, the New Sub-Advisory Agreement will remain in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors of Empower Funds, ECM and Putnam. The New Sub-Advisory Agreement is the same in all substantive respects as the Previous Sub-Advisory Agreement. There is no change to the sub-advisory fees paid by ECM to Putnam.

The New Sub-Advisory Agreement provides that Putnam is responsible for the investment and reinvestment of the assets of the Fund, and for making decisions to buy, sell or hold any particular security with respect to the Fund. Putnam bears all expenses in connection with the performance of its services, including compensating and furnishing office space for its officers and employees connected with investment and economic research, trading, and investment management of the Fund.

For services provided under the New Sub-Advisory Agreement with respect to the Fund, ECM pays Putnam a fee computed daily and paid monthly at the annual rate of 0.35% of the Fund’s average daily net assets. During the fiscal year ended December 31, 2023, ECM paid Putnam $1,510,249 for its sub-advisory services to the Fund.

The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, by ECM, by vote of the Board, by vote of a majority of the outstanding voting securities of the Fund, or by Putnam, in each case on 60 days’ written notice. As required by the 1940 Act, the New Sub-Advisory Agreement will automatically terminate, without payment of penalty, in the event of its assignment, as defined in the 1940 Act. It will also terminate in the event the ECM Investment Advisory Agreement is terminated for any reason.

INFORMATION ABOUT PUTNAM

Putnam, a Delaware limited liability company with its principal business address at 100 Federal Street, Boston, Massachusetts 02110, is registered as an investment adviser pursuant to the Advisers Act. Putnam is a wholly-owned subsidiary of Franklin, which is a publicly traded, global investment management organization. As of January 31, 2024, Putnam had approximately $150.3 billion in assets under management.

Except as otherwise specified herein, all information about Putnam in this Information Statement has been provided by Putnam.

Board of Directors and Management Team of Putnam

The table below lists the individuals who serve as directors and principal executive officers of Putnam and their principal occupations. The address for all Putnam personnel is 100 Federal Street, Boston, Massachusetts 02110.

Name	Title
Sheperd Perkins	President
Lindsey Oshita	Chief Financial Officer
Thomas Merchant	Chief Legal Officer
James Clark	Chief Compliance Officer, Code of Ethics Officer & Assistant Secretary
Sonal Desai	Executive Vice President
Adam Petryk	Executive Vice President
Leeor Avigdor	Treasurer

There are no arrangements or understandings made in connection with the New Sub-Advisory Agreement between Empower Funds, ECM and Putnam with respect to the composition of the managers of ECM or the Board, or with respect to the selection or appointment of any person to any office with any such entity.

Other Funds with Similar Investment Objectives Managed by Putnam

Putnam serves as an investment adviser or sub-adviser to other registered investment companies with investment objectives similar to those of the Fund. The following table provides information about the size and rate of compensation with respect to other registered investment companies, which Putnam serves:

Fund	Net Assets as of 12/31/2023	Annual Advisory Fee Rate (as a % of average daily net assets)*
Representative Fund #1	$917,147,638	0.56%
Representative Fund #2	$147,489,568	0.56%

* Putnam has contractually agreed, through March 30, 2025, to waive fees and/or reimburse each fund’s expenses to the extent necessary to limit the cumulative expenses of the funds, exclusive of brokerage, interest, taxes, investment-related expenses, extraordinary expenses, acquired fund fees and expenses and payments under the funds’ investor servicing contract, investment management contract and distribution plans, on a fiscal year-to-date basis to an annual rate of 0.20% of each fund’s average net assets over such fiscal year-to-date period.

BOARD REVIEW AND APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT

The Board, including the Independent Directors, at a meeting held on October 5-6, 2023, unanimously approved the New Sub-Advisory Agreement between Empower Funds, ECM and Putnam with respect to the Fund.

Pursuant to the New Sub-Advisory Agreement, Putnam, subject to general supervision and oversight by ECM and the Board, will be responsible for the day-to-day management of the investment and reinvestment of the assets of the Fund’s portfolio, which includes making decisions to buy, sell or hold any particular security.

In approving the New Sub-Advisory Agreement, the Board considered such information as the Board deemed reasonably necessary to evaluate the terms of the New Sub-Advisory Agreement. In its deliberations, the Board did not identify any single factor as being determinative. Rather, the Board’s approval was based on each Director’s business judgment after comprehensive consideration of the information as a whole. Individual Directors may have weighed certain factors differently and assigned varying degrees of materiality to information considered by the Board. The Independent Directors were assisted in their deliberations by independent legal counsel.

The Board considered that Putnam is the current sub-adviser of the Fund and that its parent corporation, Great-West Lifeco Inc., sold Putnam to Franklin on January 1, 2024 (the “Transaction”). The Board further considered that Putnam commenced management of the Fund’s portfolio in August 2009 and that the Board most recently approved the continuation of the investment sub-advisory agreement between Empower Funds, ECM and Putnam at its meeting held on April 20, 2023 (the “April Meeting”) as part of a multi-faceted annual review process.

Based upon its review of the New Sub-Advisory Agreement and the information provided to it, the Board concluded that the New Sub-Advisory Agreement was reasonable in light of the services to be performed, fees to be charged and such other matters as the Directors considered relevant in the exercise of their business judgment. The principal factors and conclusions that formed the basis for the Directors’ determinations to approve the New Sub-Advisory Agreement are discussed below.

Nature, Extent and Quality of Services

The Board considered the nature, extent and quality of services to be provided to the Fund by Putnam. Among other things, the Board considered Putnam’s personnel, experience, resources and performance track record in managing the Fund’s portfolio, its ability to provide or obtain such services as may be necessary in managing, acquiring and disposing of investments on behalf of the Fund, and its ability to provide research and obtain and evaluate the economic, statistical and financial data relevant to the investment policies of the Fund. The Board also reviewed the qualifications, education, experience and tenure of the portfolio managers to be responsible for the day-to-day management of the Fund. In addition, the Board considered Putnam’s reputation for management of its investment strategies, its investment decision making process, its disaster recovery procedures, including cybersecurity risk mitigation, its overall financial condition and ability to carry out its obligations to the Fund, its technical resources, operational capabilities and safeguards, and compliance policies and procedures, as well as Putnam’s practices regarding the selection and compensation of brokers and dealers for the execution of portfolio transactions and the procedures it uses for obtaining best execution of portfolio transactions. As part of its assessment of the nature, extent and quality of services, the Board evaluated information regarding Putnam’s regulatory and compliance environment and compliance policies and procedures. The Board noted the Chief Compliance Officer’s assessment that Putnam’s compliance program appears to be reasonably designed to comply with the requirements of Rule 38a-1 under the 1940 Act.

The Board also considered Putnam’s representations that Putnam personnel providing services to the Fund would remain the same after the Transaction, that the Transaction would not impact the nature or quality of services provided by Putnam to the Fund and that the Transaction would not impact the resources, focus, culture or operations of Putnam.

The Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Fund by Putnam.

Investment Performance

The Board noted the performance information regarding the Fund it considered at the April Meeting and at subsequent meetings. The Board considered information provided by ECM concluding that it was satisfied with the investment performance of Putnam.

Costs and Profitability

The Board considered the costs of services to be provided by Putnam. With respect to the costs of services, the Board considered the structure and level of the sub-advisory fees payable by ECM to Putnam. In evaluating the sub-advisory fees payable to Putnam, the Board noted the information it received at the April Meeting regarding the standard institutional fee schedule for its U.S. high yield strategy, as well as the fees for its own retail mutual fund managed in the same investment style as the Fund. The Board noted explanations for any differences in fee schedules, such as applicable legal, governance and capital structures, historical pricing arrangements, account size, and the totality of the client relationship, anticipated flows and projected growth, as well as differences in risks assumed and services provided as between the Fund and other types of accounts.

The Board also considered the overall financial soundness of Putnam. The Board reviewed the statement of financial condition of Putnam and the profits estimated to have been realized by Putnam with respect to the Fund as provided at the April Meeting. Based on the information provided, the Board concluded that the costs of the services provided, and the profits estimated to have been realized by Putnam with respect to the Fund were not unreasonable in relation to the nature, extent and quality of the services provided.

Economies of Scale

In evaluating economies of scale, the Board considered, among other things, the level of sub-advisory fees payable by ECM and whether those fees include breakpoints and the current level of Fund assets. Based on the information provided, the Board concluded that the sub-advisory fee schedule reflects an appropriate recognition of economies of scale.

Other Factors

The Board considered ancillary benefits to be derived by Putnam from its relationship with the Fund as part of the total mix of information evaluated by the Board. The Board noted that Putnam may receive ancillary benefits from soft-dollar arrangements by which brokers provide research to Putnam in return for allocating Fund brokerage to such brokers. The Board also noted Putnam’s previous statement considered at the April Meeting that the Fund’s performance record forms part of the overall performance record of the Fund and, as a result, prospective advisory clients may consider Fund performance records in selecting Putnam to manage a portion of their assets, a benefit that Putnam believes does not result in a material economic value. The Board concluded that the proposed sub-advisory fee was reasonable, taking into account any ancillary benefits to be derived by Putnam.

Conclusion

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the New Sub-Advisory Agreement were reasonable, and that approval of the New Sub-Advisory Agreement was in the best interests of the Fund.

OTHER INFORMATION

Record of Beneficial Ownership

As of March 1, 2024, the directors and officers of the Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Fund. Shareholders with an ownership interest of 5% or greater in the Fund as of March 1, 2024, were:

Empower High Yield Bond Fund – Institutional Class Shares
Record Owner	Address	Percentage
Empower Conservative Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	19.78%
Empower Moderate Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	10.64%
Empower Moderately Conservative Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	7.69%
Empower Lifetime 2025 Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	6.89%
Empower Lifetime 2035 Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	5.38%
Empower Lifetime 2025 Fund Service Class	8515 E. Orchard Road, Greenwood Village, CO 80111	5.25%
Empower Lifetime 2035 Fund Service Class	8515 E. Orchard Road, Greenwood Village, CO 80111	5.05%

Empower High Yield Bond Fund – Investor Class Shares
Record Owner	Address	Percentage
Empower Retirement IRA	P.O. Box 173764, Denver, CO 80217-3764	96.99%

Broker Commissions

During the fiscal year ended December 31, 2023, no commissions were paid by Empower Funds or the Fund to brokers affiliated with Putnam.

Principal Underwriter, Administrator & Custodian

Empower Financial Services, Inc. (“EFSI”), a wholly-owned subsidiary of Empower of America, is the principal underwriter for Empower Funds. Empower of America provides recordkeeping and administrative services for Empower Funds. EFSI and Empower of America are located at 8515 E. Orchard Road, Greenwood Village, Colorado 80111. The Bank of New York Mellon serves as the Fund’s custodian.

Annual and Semi-Annual Reports

Upon request, Empower Funds will furnish, without charge, a copy of the most recent Annual and Semi-Annual Reports to shareholders of the Fund. Requests should be directed in writing to 8515 East Orchard Road, 2T3, Greenwood Village, Colorado 80111. The Annual and Semi-Annual Reports of the Fund may also be requested by calling (866) 831-7129 and may be found on Empower Funds’ website at www.empower.com/investments/empower-funds/fund-documents.